UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2007
ZILA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17521	86-0619668
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (602) 266-6700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On May 15, 2007 Kurt R. Krauss resigned from the Board of Directors (the “Board”) of Zila, Inc. (the “Company”). A copy of Mr. Krauss’ resignation letter to the Secretary of the Company is included as Exhibit 17.1 to this report.
ITEM 8.01. Other Events.
     Effective May 21, 2007 Douglas D. Burkett resigned as Chairman of the Board. He retains his positions of President and Chief Executive Officer of the Company. Effective May 21, 2007 the Board appointed David R. Bethune Chairman of the Board.
     Effective May 17, 2007 the Audit Committee of the Board retained Morrison & Foerster LLP to review the corporate governance practices of the Company.
     Also on May 15, 2007, the Board appointed Leslie Green to the Audit Committee of the Board and appointed David R. Bethune as Chairman of the Audit Committee. Mr. Bethune was also designated as the Audit Committee Financial Expert.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
17.1	Resignation Letter of Kurt R. Krauss.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC.
Date: May 21, 2007	/s/ Lawrence A. Gyenes
Lawrence A. Gyenes
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
17.1	Resignation Letter of Kurt R. Krauss.